Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-) of our report dated March 27, 2019, with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2018.

We further consent to our designation as an expert in accounting and auditing.

/s/ Akin Doherty Klein and Feuge, P.C.
Akin Doherty Klein and Feuge, P.C.
San Antonio, TX
May 20, 2019